Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Trustees

ING Partners, Inc./ING Investors Trust

We consent to the use of our report dated February 27, 2009, incorporated herein by reference, on the financial statements of ING American Century Large Company Value Portfolio, a series of ING Partners, Inc., and our report dated February 27, 2009, incorporated herein by reference, on the financial statements of ING T. Rowe Price Equity Income Portfolio, a series of ING Investors Trust, and to the references to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus.

/s/ KPMG LLP

Boston, Massachusetts

April 03, 2008